SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

CURTISS WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other	Commission File	IRS Employer
Jurisdiction of	Number	Identification No.
Incorporation or
Organization

4 Becker Farm Road
Roseland, New Jersey	07068
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (973) 597-4700
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

          On July 24, 2008, the Company issued a press release announcing financial results for the second quarter ended June 30, 2008. A copy of this press release is attached hereto as Exhibit 99.1. A conference call and webcast presentation will be held on Friday, July 25, 2008 at 10:00 am EDT for management to discuss the Company’s 2008 second quarter performance. Martin R. Benante, Chairman and CEO, and Glenn E. Tynan, CFO, will host the call.

          The financial press release and access to the webcast will be posted on Curtiss-Wright’s website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company’s website beginning one hour after the call takes place. A conference call replay will also be available for 30 days by dialing 888-203-1112 (Domestic) or 719-457-0820 (International) and entering passcode 7142217.

          The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1 Press Release dated July 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: July 24, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated July 24, 2008